Exhibit 99.1

Global Public Affairs & Communications Department P.O. Box 1734, Atlanta, GA 30301 +1 (404) 676-2683

CORRECTIVE PRESS RELEASE

CONTACTS: Investors:	Jackson Kelly
+1 (404) 676-7563

Media:	Kenth Kaerhoeg
+1 (404) 676-2683
pressinquiries@na.ko.com

THE COCA-COLA COMPANY ANNOUNCES CHANGE TO
THE TERMS OF TENDER OFFERS

ATLANTA, Nov. 16, 2010 — The Coca-Cola Company (“TCCC” or the “Company”) today announced changes to the terms of its previously announced Any and All Offer and Maximum Tender Offer for certain series of outstanding debt securities issued by the Company and its wholly-owned subsidiary, Coca-Cola Refreshments USA, Inc. (“CCR”), pursuant to an Offer to Purchase, dated November 4, 2010, which sets forth a more comprehensive description of the terms of the tender offers.  The purpose of this press release is to correct the pricing terms of the 6.750% Debentures due September 15, 2028 that were announced in a press release issued by the Company earlier today.

The Company announced today that it was increasing the consideration offered for the outstanding 7.125% Debentures due August 1, 2017, 8.500% Debentures due February 1, 2022, 8.000% Debentures due September 15, 2022, 6.750% Debentures due September 15, 2023, 7.000% Debentures due October 1, 2026, 6.950% Debentures due November 15, 2026 and 6.750% Debentures due September 15, 2028 issued by CCR pursuant to the Any and All Offer and the Company’s outstanding 5.350% Debentures due November 15, 2017 pursuant to the Maximum Tender Offer.  The remaining series of notes that the Company has offered to purchase pursuant to the Any and All Offer and Maximum Tender Offer will continue to be subject to the same consideration.

The table below indicates the revised pricing terms for each series of notes that is subject to an increase in consideration offered.

Issuer	CUSIP Numbers	Title of Security	Principal Amount Outstanding (US$)	Reference U.S. Treasury Security	Fixed Spread (basis points)	Acceptance Priority Level	Early Tender Premium(1)

Offer for Notes Listed Below: Any and All Offer
CCR	191219BB9	7.125% Debentures due 2017	$300,000,000	2.625% due August 15, 2020	-25	N/A	N/A
CCR	191219AP9	8.500% Debentures due 2022	$745,617,000	2.625% due August 15, 2020	70	N/A	N/A
CCR	191219AQ7	8.000% Debentures due 2022	$236,533,000	2.625% due August 15, 2020	75	N/A	N/A
CCR	191219AU8	6.750% Debentures due 2023	$250,000,000	2.625% due August 15, 2020	80	N/A	N/A
CCR	191219AW4	7.000% Debentures due 2026	$299,950,000	4.375% due May 15, 2040	10	N/A	N/A
CCR	191219AY0	6.950% Debentures due 2026	$500,000,000	4.375% due May 15, 2040	5	N/A	N/A
CCR	191219BE3	6.750% Debentures due 2028	$400,000,000	4.375% due May 15, 2040	20	N/A	N/A
Offer for Notes Listed Below: Maximum Tender Offer
TCCC	191216AK6	5.350% Notes due 2017	$1,750,000,000	2.625% due August 15, 2020	-25	2	$30.00

(1) Per $1,000 principal amount of notes accepted for purchase.

The Company also announced today that it is extending the expiration date of the tender offers.  The Any and All Offer will now expire at 5:00 p.m., EST, on November 22, 2010.  The Any and All Offer Withdrawal Date (as defined in the Offer to Purchase) has passed and notes validly tendered through 5:00 p.m., EST, yesterday, the original expiration date for the Any and All Offer, may not be withdrawn except under the circumstances described in the Offer to Purchase.

The Maximum Tender Offer will now expire at 11:59 p.m., EST, on December 14, 2010.  Holders of notes subject to the Maximum Tender Offer must tender and not withdraw their notes before the early tender date, which is now 5:00 p.m., EST, on November 30, 2010 to be eligible to receive the total consideration.  Holders of notes subject to the Maximum Tender Offer who tender their notes after the early tender date will be eligible to receive the tender offer consideration, which is the total consideration minus $30 per $1,000 principal amount of notes tendered by such holder that are accepted for purchase. Holders of notes subject to the Maximum Tender Offer who tender their notes after the early tender date may not withdraw their notes except in the limited circumstances described fully in the Offer to Purchase.

The total consideration for each $1,000 principal amount of notes tendered and accepted for payment pursuant to the tender offers will be determined in the manner described in the Offer to Purchase by reference to a fixed spread specified for each series of the notes over the yield based on the bid side price of the U.S. Treasury Security specified on the cover page of the Offer to Purchase, as calculated by the dealer managers at 2:00 p.m., EST, on November 22, 2010 for the Any and All Offer and at 2:00 p.m., EST, on November 30, 2010 for the Maximum Tender Offer.  In addition to the total consideration or the tender offer consideration, as applicable, accrued interest up to, but not including, the settlement date will be paid in cash on all validly tendered notes accepted in the tender offers. The settlement dates for the Any and All Offer and the Maximum Tender Offer will follow promptly after the applicable extended expiration dates and currently are expected to be Tuesday, November 23, 2010 and Wednesday, December 15, 2010, respectively.

The Any and All Offer and the Maximum Tender Offer are subject to the satisfaction or waiver of certain conditions set forth in the Offer to Purchase, including, among other things, the consummation of the Company’s issuance of one or more new series of senior notes with net proceeds of at least $4.0 billion.  That condition has now been satisfied.

As of 5:00 p.m., EST, on November 15, 2010, approximately $1.49 billion in aggregate principal amount of notes, or 34.0% of the outstanding principal amount, had been validly tendered and not validly withdrawn pursuant to the Any and All Offer and approximately $0.24 billion aggregate principal amount of notes, or 7.6% of the outstanding principal amount, had been validly tendered and not validly withdrawn pursuant to the Maximum Tender Offer.

The Company has retained Deutsche Bank Securities Inc. and HSBC Securities (USA) Inc. to serve as coordinating dealer managers and Goldman, Sachs & Co. and BofA Merrill Lynch to serve as dealer managers and D.F. King & Co., Inc. to serve as the tender and information agent for the tender offers.

Requests for documents may be directed to D.F. King & Co., Inc. by telephone at 800.901.0068 (toll free) or 212.269.5550 (collect) or in writing at 48 Wall Street, 22nd Floor, New York, New York 10005. Questions regarding the tender offers may be directed to Deutsche Bank Securities Inc. at 866.627.0391 (toll free) or 212.250.2955 (collect) or HSBC Securities (USA) Inc. at 888.HSBC.4LM (toll free) or 212.525.5552 (collect).

This press release is not a tender offer to purchase or a solicitation of acceptance of a tender offer, which may be made only pursuant to the terms of the Offer to Purchase. In any jurisdiction where the laws require the tender offers to be made by a licensed broker or dealer, the tender offer will be deemed made on behalf of the Company by Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., Goldman,

Sachs & Co., BofA Merrill Lynch or one or more registered brokers or dealers under the laws of such jurisdiction.

About The Coca-Cola Company

The Coca-Cola Company (NYSE: KO) is the world’s largest beverage company, refreshing consumers with more than 500 sparkling and still brands. Along with Coca-Cola, recognized as the world’s most valuable brand, the Company’s portfolio includes 12 other billion dollar brands, including Diet Coke, Fanta, Sprite, Coca-Cola Zero, vitaminwater, Powerade, Minute Maid, Simply and Georgia. Globally, we are the No. 1 provider of sparkling beverages, juices and juice drinks and ready-to-drink teas and coffees. Through the world’s largest beverage distribution system, consumers in more than 200 countries enjoy the Company’s beverages at a rate of 1.6 billion servings a day. With an enduring commitment to building sustainable communities, our Company is focused on initiatives that protect the environment, conserve resources and enhance the economic development of the communities where we operate. For more information about our Company, please visit our website at www.thecoca-colacompany.com.

Forward-Looking Statements

This press release may contain statements, estimates or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from The Coca-Cola Company’s historical experience and our present expectations or projections. These risks include, but are not limited to, the amount of notes tendered and satisfaction of the conditions of the tender offers contained in the Offer to Purchase; obesity and other health concerns; scarcity and quality of water; changes in the nonalcoholic beverages business environment, including changes in consumer preferences based on health and nutrition considerations and obesity concerns; shifting consumer tastes and needs, changes in lifestyles and competitive product and pricing pressures; impact of the global credit crisis on our liquidity and financial performance; increased competition; our ability to expand our operations in developing and emerging markets; foreign currency exchange rate fluctuations; increases in interest rates; our ability to maintain good relationships with our bottling partners; the financial condition of our bottling partners; increases in income tax rates or changes in income tax laws; increases in indirect taxes or new indirect taxes; our ability and the ability of our bottling partners to maintain good labor relations, including the ability to renew collective bargaining agreements on satisfactory terms and avoid strikes, work stoppages or labor unrest; increase in the cost, disruption of supply or shortage of energy; increase in cost, disruption of supply or shortage of ingredients or packaging materials; changes in laws and regulations relating to beverage containers and packaging, including container deposit, recycling, eco-tax and/or product stewardship laws or regulations; adoption of significant additional labeling or warning requirements; unfavorable general economic conditions in the United States or other major markets; unfavorable economic and political conditions in international markets, including civil unrest and product boycotts; changes in commercial or market practices and business model within the European Union; litigation uncertainties; adverse weather conditions; our ability to maintain brand image and corporate reputation as well as other product issues such as product recalls; changes in legal and regulatory environments; changes in accounting standards and taxation requirements; our ability to achieve overall long-term goals; our ability to protect our information systems; additional impairment charges; our ability to successfully manage Company-owned bottling operations; the impact of climate change on our business; global or regional catastrophic events; risks related to our acquisition of Coca-Cola Enterprises Inc.’s  North American operations; and other risks discussed in our Company’s filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K, which filings are available from the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Coca-Cola Company undertakes no obligation to publicly update or revise any forward-looking statements.

###